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                Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                relating to the issuance of shares of securities
                           pursuant to the Agreements
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                           Direct Line: (954) 766-7860




                                 August 15, 1997


Health Professionals, Inc.
2601 East Oakland Park Boulevard
3rd Floor
Fort Lauderdale, FL  33306

      Re: Registration Statement on Form S-8 - HEALTH PROFESSIONALS, INC.- Common Stock issued pursuant to Consulting Agreements

Gentlemen:

      This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Health Professionals, Inc. (the "Company") of an aggregate of 375,000 shares of Common Stock, par value $.02 per share (the "Common Stock"), issued pursuant to Consulting Agreements with International Corporate Development, Inc. and Jim Tilton & Company (collectively the "Agreements").

      In our capacity as special counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Agreements, the Company's Certificate of Incorporation (as amended), By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.





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Health Professionals, Inc.
August 15, 1997
Page 2



      Based upon and in reliance of the foregoing, we are of the opinion that the shares of Common Stock when issued in accordance with the terms of the Agreements, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.




                              Very truly yours,

                              ATLAS, PEARLMAN, TROP & BORKSON, P.A.